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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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United States Steel Corporation

Notice of Annual Meeting
of Stockholders and Proxy Statement

2006

Tuesday, April 25, 2006
10:00 a.m. Eastern Time

Room 1000
Tenth Floor
Two Mellon Bank Center
501 Grant Street
Pittsburgh, PA 15219

Please vote promptly either by:

--> telephone,

--> the Internet, or

--> marking, signing and returning your proxy or voting instruction card.

United States Steel Corporation 600 Grant Street Pittsburgh, PA 15219-2800	John P. Surma Chairman of the Board of Directors and Chief Executive Officer

March 10, 2006

Dear Fellow U. S. Steel Stockholder,

We will hold the annual meeting of stockholders of United States Steel Corporation in Room 1000, Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania, on Tuesday, April 25, 2006, at 10:00 a.m. Eastern Time.

We will elect directors and an independent registered public accounting firm at the meeting. The Board of Directors has nominated four of our ten current directors for election this year. You can read about them, and about the other directors who will continue in office, on pages 15-20 of our proxy statement.

We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

Table of Contents

Notice of Annual Meeting of Stockholders	4
Proxy Statement	5
Questions and Answers	5
The Board of Directors and its Committees	7
Communications from Security Holders	11
Compensation of Directors	12
Transactions	12
Proposals of the Board
Proposal No. 1
Election of Directors	13
Nominees for Director	15
Continuing Directors	17
Proposal No. 2
Election of Independent Registered Public Accounting Firm	20
Audit & Finance Committee Report	21
Information Regarding the Independence of the Independent Registered Public Accounting Firm	21
Security Ownership of Certain Beneficial Owners	22
Security Ownership of Directors and Executive Officers	23
Executive Compensation	25
Option Exercises and Year-End Values	28
Compensation & Organization Committee Report on Executive Compensation	29
Shareholder Return Performance Presentation	34
Pension Benefits	35
Change in Control Arrangements and Employment Contracts	37
Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Shareholders	38
Solicitation Statement	38
Website	38
Appendix A - Audit & Finance Committee Charter	39

Notice of Annual Meeting of Stockholders
on April 25, 2006

We will hold our 2006 annual meeting of stockholders in Room 1000 on the tenth floor of Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania 15219 on Tuesday, April 25, 2006, at 10:00 a.m. Eastern Time, in order to:

•
elect four Class II directors,

•
elect an independent registered public accounting firm for 2006, and

•
transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of United States Steel Corporation common stock at the close of business on February 24, 2006. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

By order of the Board of Directors,

Dan D. Sandman
Secretary

Dated: March 10, 2006

United States Steel Corporation
600 Grant Street
Pittsburgh, PA 15219-2800

Proxy Statement

We have sent you this proxy statement because the Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are John P. Surma and Dan D. Sandman. They will vote your shares as you instruct.

We will hold the meeting on April 25, 2006 in Room 1000, Two Mellon Bank Center, 501 Grant Street, Pittsburgh, Pennsylvania. The proxy statement contains information about the matters being voted on and other information that may be helpful to you. We began the mailing of the proxy statement, the proxy card and the 2005 annual report on or about March 10, 2006.

Questions and Answers

/*/  Who may vote?

You may vote if you were a holder of United States Steel Corporation ("U. S. Steel" or the "Corporation") common stock at the close of business on February 24, 2006.

/*/  What may I vote on?

You may vote on:

  •
  the election of four nominees to serve as Class II directors, and

  •
  the election of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

/*/  How does the Board recommend I vote?

The Board recommends that you vote:

  •
  FOR each of the nominees for director, and

  •
  FOR the election of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

/*/  How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.

/*/  May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

  •
  voting again by telephone or over the Internet,

  •
  sending us a proxy card dated later than your last vote,

  •
  notifying the Secretary of U. S. Steel in writing, or

  •
  voting at the meeting.

/*/  How many outstanding shares are there?

At the close of business on February 24, 2006, which is the record date for the meeting, there were 108,832,518 shares of U. S. Steel common stock (each share representing one vote and collectively representing 108,832,518 votes) outstanding.

/*/  How big a vote do the proposals need in order to be adopted?

Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even if they receive less than a majority of the votes present. The independent registered public accounting firm is elected by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

/*/  What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent auditors are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as employee stock compensation plans, mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes.

/*/  What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

/*/  Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are U. S. Steel employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.

/*/  How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 26, 2005, and no later than January 25, 2006, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

/*/  When must shareholder proposals be submitted for the 2007 annual meeting?

Shareholder proposals submitted for inclusion in our 2007 proxy statement must be received in writing by our Corporate Secretary no later than 5:00 p.m. Eastern Time on November 10, 2006. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 25, 2006 and no later than January 24, 2007 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors and its Committees

Under our by-laws and the laws of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The Board met eight times in 2005. The non-employee directors hold regularly scheduled executive sessions without management. The chair for these sessions is currently rotated among the committee chairmen; however, the Board has decided to name a presiding director, to be elected annually by the independent directors at the Board's organizational meeting following the annual meeting of stockholders, to chair these sessions. The presiding director, who must be an independent director, will also act as a liaison between the Board and executive management. The directors spend considerable time preparing for Board and committee meetings, and they attend as many meetings as possible. The directors' attendance at meetings of the Board and its committees averaged 96 percent in 2005. The Board has three principal committees, all the members of which are independent within the definitions of independence of both the New York Stock Exchange listing standards and the Securities and Exchange Commission's standards for audit committee members. Each committee may hire outside advisors, including counsel, at the Corporation's expense. The Board also has an Executive Committee made up of Messrs. Surma and Sandman, the role of which is to act on, and report to the Board on, significant matters that may arise between Board meetings. The directors are expected to attend the annual meetings of stockholders. All directors who were on the Board at the time attended the 2005 meeting. The table below shows the current committee memberships of each independent director and the number of meetings that each principal committee of the Board held in 2005.

Board Committee
Memberships

Director	Audit & Finance Committee		Compensation & Organization Committee		Corporate Governance & Public Policy Committee

J. Gary Cooper	X				X *
Robert J. Darnall	X		X

John G. Drosdick	X				X
Richard A. Gephardt	X				X

Charles R. Lee	X	*	X
Frank J. Lucchino	X				X

Seth E. Schofield	X		X	*
Douglas C. Yearley	X		X

Number of Meetings in 2005	6		7		5

   * Chairman

Audit & Finance
Committee

The Audit & Finance Committee (the "Committee") has a written charter adopted by the Board, which is attached as Appendix A to this proxy statement and is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". All the members of the Committee are independent (as defined by the New York Stock Exchange and the Securities and Exchange Commission (the "SEC")). The charter describes the Committee's purpose as follows:

•
assisting the Board in oversight of

a. the integrity of the Corporation's financial statements,

b. the Corporation's compliance with legal and regulatory requirements,

c. the independent auditor's qualifications and independence, and

d. the performance of the Corporation's internal audit function and of the independent auditor;

•
preparing the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

•
being directly responsible for the appointment (subject to shareholder election), compensation, retention and oversight of the work of the Corporation's independent auditor, which reports directly to the Committee, and having the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

The charter also requires that, to the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee and that no director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee.

The Committee has a number of members who meet the SEC's definition of audit committee financial expert. The Board has decided to name one of them, Charles R. Lee, the Committee's chairman, as the audit committee financial expert within the SEC's definition. Mr. Lee is independent as that term is defined by the New York Stock Exchange and the SEC.

The charter describes the Committee's duties and responsibilities as including:

•
discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis"; reviewing and approving the annual financial statements, the annual report to stockholders and the Form 10-K annual report, giving special consideration in such review to any material changes in accounting policy; and reporting regularly to the Board and reviewing with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements;

•
discussing earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and rating agencies;

•
overseeing and reviewing the adequacy of procedures that have been established by the Committee for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

•
reporting regularly to the Board on and reviewing with the Board any issues that arise with respect to the Corporation's compliance with legal or regulatory requirements;

•
being directly responsible for the appointment (subject to shareholder election), compensation, retention, and oversight of the work of the Corporation's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), while possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor;

•
at least annually, obtaining and reviewing a report by the independent auditor describing the independent auditing firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•
at least annually, reviewing the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, actively engaging in a dialogue with the independent auditor with respect to any relationships disclosed in that letter, and reporting regularly to the Board of Directors and reviewing with the Board any issues with respect to the qualifications, performance, and independence of the independent auditor;

•
reviewing with the independent auditor any audit issues and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management (the Committee having the direct responsibility to resolve such disagreements regarding financial reporting practices);

•
overseeing and reviewing the adequacy of hiring policies that have been established by the Committee for employees or former employees of the independent auditor;

•
meeting periodically and separately in executive session with management, internal audit, the independent auditor, and the General Counsel;

•
reviewing the responsibilities, budget and staffing of the Corporation's internal audit function;

•
reporting regularly to the Board on the performance of the internal audit function;

•
reviewing and discussing the appropriate capital structure and financial policies of the Corporation;

•
making recommendations to the Board concerning dividends;

•
discussing policies with respect to risk assessment and risk management;

•
conducting an annual self-evaluation; and

•
reviewing the charter at the Committee's first meeting of each calendar year.

Compensation
& Organization
Committee

The Compensation & Organization Committee (the "Committee") has a written charter adopted by the Board which is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". The charter describes the Committee's purpose as including:

•
discharging the responsibilities of the Board respecting the compensation of the Corporation's executives;

•
producing an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations; and

•
reviewing and discussing the Corporation's employee benefit plans.

The charter requires that the Committee be comprised solely of directors who are independent and qualified under standards established by the New York Stock Exchange and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. It further requires that the Committee consist of at least three members, each of whom shall be appointed by the Board, and that the Board select, as Committee members, directors whose experience and expertise will enable them to make substantial contributions to the Committee's endeavors.

The charter gives the Committee the following duties and responsibilities:

•
making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation, including incentive-compensation plans and equity-based compensation plans,

•
reviewing and approving corporate goals and objectives relevant to the CEO's compensation,

•
with the Board, annually reviewing the Corporation's executive management succession plans and regularly reviewing policies and procedures for the selection and performance review of the CEO, as well as the policies regarding succession in the event of an emergency or the retirement of the CEO,

•
evaluating the CEO's performance in light of the approved goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO's compensation level based on such evaluation, giving consideration with respect to the long-term incentive component of such compensation to the Corporation's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and the CEO's leadership, integrity and effectiveness,

•
approving the salaries of the other officers of the Corporation,

•
administering the Corporation's short-term incentive compensation plans,

•
administering the plans and programs under which long-term incentives are granted and approving grants of stock options, restricted stock, performance awards and other incentives under those plans and programs,

•
timely certifying as to the meeting of applicable performance levels under the foregoing plans and programs,

•
producing the committee report on executive compensation for inclusion in the proxy statement,

•
making recommendations to the Board with respect to equity-based compensation plans,

•
overseeing employee benefit plans as they pertain to officers,

•
making recommendations to the Board concerning policy matters relating to employee benefits,

•
approving the retention and termination of any consulting firm retained to assist in the evaluation of director, CEO or senior executive compensation, and approving the consulting firm's fees and other retention terms. The Committee also may, in appropriate circumstances and at Corporation expense, hire independent advisors, including counsel,

•
conducting an annual self-evaluation of the Committee's performance,

•
reviewing its charter at its first meeting of each calendar year, and

•
performing such other duties and responsibilities as may be assigned to the Committee by the Board or designated in plans approved by the shareholders. The Committee has the authority to delegate matters to subcommittees.

The Committee meets at least three times annually. It reports to the Board on all matters relevant to the Committee's discharge of its responsibilities, and makes such recommendations to the Board as the Committee deems appropriate.

Corporate Governance
& Public Policy
Committee

The Corporate Governance & Public Policy Committee (the "Committee") serves as the Corporation's nominating committee. It has a written charter adopted by the Board which is available on the Corporation's website (www.ussteel.com) under "Investors" then "Corporate Governance". The charter gives the Committee the following duties and responsibilities:

•
identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, while acknowledging that the CEO exercises the initiative to identify and recruit candidates with the knowledge and consent of the Committee,

•
considering nominees recommended by shareholders for election as directors in the same manner as nominees recommended by the Committee,

•
making recommendations to the Board concerning the appropriate size and composition of the Board, including (a) the composition and functions of Board committees, (b) the compensation of non-employee directors, and (c) all matters relating to the effective functioning of the Board,

•
recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles at the Committee's first meeting of each calendar year and recommending appropriate changes to the Board,

•
reviewing matters bearing on the relationship between management and present or potential stockholders with emphasis on policy and major programs affecting ownership of the Corporation,

•
reviewing communications to and from the investment community, particularly the Corporation's stockholders,

•
reviewing legislative and regulatory issues affecting the Corporation's businesses and operations,

•
reviewing public issues identified by management as likely to generate expectations of the Corporation by its constituencies, including stockholders, employees, customers, vendors, governments and the public,

•
reviewing the Corporation's position regarding identified public issues including, but not limited to, employee health and safety, environmental, energy and trade matters,

•
reviewing the Corporation's efforts to affect identified public issues through research, analysis, lobbying efforts and participation in business and government programs,

•
reviewing and approving codes of conduct applicable to employees of the Corporation and its principal operating units, and

•
assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Committee's goals and responsibilities include establishing criteria for selecting new directors, and exercising oversight of the evaluation of the Board and management. The criteria for selecting new directors include (a) their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Corporation's Corporate Governance Principles, (b) their business or professional experience, (c) their integrity and judgment, (d) their records of public service, (e) their ability to devote sufficient time to the affairs of the Corporation, (f) the diversity of backgrounds and experience they will bring to the Board, and (g) the needs of the Corporation from time to time. The Committee's charter provides that all directors should be individuals of substantial accomplishment with demonstrated leadership capabilities and that they should represent all shareholders and not any special interest group or constituency. The Corporation has an agreement with the United Steelworkers of America (the "USWA") that permits the USWA to suggest two individuals for consideration for Board membership. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USWA must meet the criteria described above. Messrs. Lucchino and Gephardt were recommended in this manner. The Committee's charter gives the Committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

The charter requires the Committee to perform an annual self-evaluation and also to oversee the process of evaluation of the Board, its committees, and management. It also requires that all committee members be independent directors and that they, including the chairman, be appointed by the Board. The Committee has the authority to delegate tasks to subcommittees, and it is required to give regular reports to the Board.

The Committee reviews its charter during its first meeting of each calendar year.

Communications from Security Holders

Security holders may send communications through the Secretary of the Corporation to (1) the Board, (2) the Committee chairmen (who preside over executive sessions of the outside directors on a rotating basis) or, after April 25, 2006, the presiding director, or (3) the outside directors as a group. The Secretary will collect, organize and forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of the Corporation.

Compensation of Directors

Our by-laws provide that each non-employee director shall be paid allowances and attendance fees as the Board may from time to time determine. Directors who are employees of U. S. Steel receive no compensation for their service on the Board. We pay our non-employee directors as follows:

Annual Retainer	$100,000
Committee Membership Fees:
Audit & Finance	$10,000 ($11,000 for chairman)
Compensation & Organization and Corporate Governance & Public Policy	$5,000 ($6,000 for chairmen)
Meeting Fee (for each Board or committee meeting)	$2,000

Under our Deferred Compensation Program for Non-Employee Directors, each non-employee director is required to defer at least seventy percent of his or her retainer in the form of Common Stock Units and may elect to defer up to 100%. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity interests in U. S. Steel and thereby further align their interest with that of the stockholders. We credit each non-employee director's deferred stock account with Common Stock Units every January. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account.

Under our Non-Employee Director Stock Program, upon joining our Board each current non-employee director received a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.

Our by-laws require non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the Board when they retire as employees, except that the CEO may remain on the Board, at the Board's request, through the month in which he or she turns 70. Our by-laws also provide that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

Transactions

In the regular course of its business since January 1, 2005, U. S. Steel and its subsidiaries have had transactions with entities with which certain directors were affiliated. Such transactions were in the ordinary course of business and at competitive prices and terms. We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 2006.

Proposals of the Board

The Board will present the following proposals at the meeting:

Proposal No. 1

Election of Directors

U. S. Steel's Certificate of Incorporation divides the directors into three classes: Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

The current four Class II directors are nominees for election this year. The Board is recommending them for a three-year term that will expire at the 2009 annual meeting. Of the 10 current directors, two are officers of U. S. Steel; five have top executive experience with a wide variety of other businesses; one had a distinguished career in the military and the diplomatic corps before entering business; and two have had distinguished careers in public service. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board has affirmatively determined that no non-employee director has a material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). The Board made such determination based on all relevant facts and circumstances, including the categorical standards for independence adopted by the Board. Under those standards, no director is independent if:

a.
within the previous three years:

1.
he or she has been an employee, or an immediate family member (as defined below) has been an executive officer, of the Corporation;

2.
he or she, or an immediate family member, has received more than $100,000 in any twelve-month period in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or

3.
he or she has been employed, or an immediate family member has been employed, as an executive officer of another company where any of the Corporation's present executives serve on that company's compensation committee;

b.
he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's gross revenues; or

c.
(1) he or she or an immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (2) he or she is a current employee of such a firm; (3) he or she has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (4) he or she or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

"Immediate family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. It does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

The Board recommends a vote for the election of each nominee.

Nominees for Class II Director
Terms Expire 2009

J. Gary Cooper Director since 2001 Age 69
Chairman of the Board, Commonwealth National Bank
(commercial bank)

Ambassador Cooper graduated from the University of Notre Dame with a BS degree in finance and attended Harvard University's Senior Managers in Government program. He was awarded an honorary doctor of law degree from Troy University. A retired Major General in the U.S. Marine Corps, Ambassador Cooper was twice elected to the Alabama legislature, was commissioner of the Alabama Department of Human Resources and was appointed Assistant Secretary of the Air Force during the George H. W. Bush administration. He was the United States Ambassador to Jamaica from 1994 to 1997. Ambassador Cooper is a director of PNC Financial Services Group, GenCorp Inc. and Protective Life Corporation.

Frank J. Lucchino Director since 2003 Age 66
Judge, Orphans' Court Division, Court of Common Pleas, Allegheny County, Pennsylvania

Judge Lucchino earned a Bachelor's degree in engineering in 1961, and a law degree in 1964, from the University of Pittsburgh. He is an alumnus of Harvard Business School's Executive Education program on corporate governance. He served on the boards of National Steel Corporation and Allegheny Teledyne Incorporated. Judge Lucchino currently serves as a judge in the Orphans' Court Division of the Court of Common Pleas in Allegheny County, Pennsylvania. Prior to being elected to the Court, he was a senior partner at the law firm of Grogan, Graffam, McGinley and Lucchino in Pittsburgh, Pennsylvania. He also served five four-year terms as Allegheny County Controller, an elected position. In 1993, Judge Lucchino was named to the United States National Commission on Libraries and Information Science (NCLIS) by President Clinton and was confirmed by the Senate. He served on the Commission until July 1999.

Seth E. Schofield Director since 2001 Age 66
Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Marathon Oil Corporation and Calgon Carbon Corporation. He is also an Advisory Board member of Desai Capital Management.

John P. Surma Director since 2001 Age 51
Chairman of the Board of Directors and Chief Executive Officer
United States Steel Corporation

Mr. Surma received a BS degree in accounting from Pennsylvania State University in 1976 and joined Price Waterhouse LLP at that time. He joined Marathon Oil Company in 1997 as Senior Vice President, Finance and Accounting. He was named Senior Vice President, Finance & Administration in January 1998; President of Speedway SuperAmerica LLC in September 1998, and Senior Vice President, Supply & Transportation in January 2000. Effective January 1, 2001 he became President of Marathon Ashland Petroleum LLC, and in September 2001 Mr. Surma was elected Assistant to the Chairman of USX Corporation. He became Vice Chairman and Chief Financial Officer of U. S. Steel effective December 31, 2001, President and Chief Operating Officer effective March 1, 2003, President and Chief Executive Officer effective October 1, 2004, and Chairman of the Board of Directors effective February 1, 2006. Mr. Surma is a director of Calgon Carbon Corporation and Mellon Financial Corporation. He is also Chairman of the American Iron and Steel Institute, a member of the Executive Committee of the International Iron and Steel Institute, a member of the Board of Directors of the National Association of Manufacturers, a member of The Business Council, a member of the Board of Directors and of the Executive Committee of the Allegheny Conference on Community Development, a member of the Board of Visitors of the Smeal College of Business at Penn State University, a member of the Board of Visitors of the Katz School of Business of the University of Pittsburgh, and a member of the American Institute of Certified Public Accountants.

Continuing Class III Directors
Terms Expire 2007

Robert J. Darnall Director since 2001 Age 67
Retired Chairman and Chief Executive Officer, Inland Steel Industries

Mr. Darnall graduated from DePauw University with a BA degree in mathematics, from Columbia University with a BS degree in civil engineering and from the University of Chicago with an MBA. He began his career with Inland Steel Industries in 1962. He was elected Executive Vice President in 1982 and at that time joined Inland's Board of Directors. In 1986 Mr. Darnall became President and Chief Operating Officer. In 1992 he became Chairman, President and Chief Executive Officer. He retired as Chairman and Chief Executive Officer in 1998 and immediately joined Ispat International N.V., which acquired Inland Steel Company in 1998, as head of their North American operations. Mr. Darnall left Ispat in 2000 and soon thereafter became Chairman and Interim CEO of Prime Advantage Corporation, a procurement services startup. He left Prime Advantage in January 2002. Mr. Darnall is a director of Cummins, Inc., HSBC North American Holdings Inc., Pactiv Corporation and Sunoco, Inc. He is also former Chairman of the American Iron and Steel Institute.

Charles R. Lee Director since 2001 Age 66
Retired Chairman, Verizon Communications (telecommunications)

Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corporation and then Columbia Pictures Industries Inc. In 1983 he joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in May 1992. Mr. Lee served as Chairman and Co-CEO of Verizon from June 2000 to March 2002 and as Non-Executive Chairman until December 31, 2003. Mr. Lee is a director of Marathon Oil Corporation, The Procter & Gamble Company, United Technologies Corporation and DirecTV Group.

John G. Drosdick Director since 2003 Age 62
Chairman, Chief Executive Officer and President, Sunoco, Inc.
(petroleum and petrochemical products)

Mr. Drosdick graduated from Villanova University with a BS degree in chemical engineering and received a Master's in chemical engineering from the University of Massachusetts. Mr. Drosdick began his career with Exxon Corporation in 1968 and held a wide variety of management positions. He was named President of Tosco Corporation in 1987 and President of Ultramar Corporation in 1992. In 1996 Mr. Drosdick became President and Chief Operating Officer of Sunoco and was elected Chairman and CEO in May 2000. He is a director of H.J. Heinz Co. and Chairman of the Board of Sunoco Partners LLC, which is the general partner of Sunoco Logistic Partners L.P., a master limited partnership in which Sunoco, Inc. has a 47.9% interest.

Continuing Class I Directors
Terms Expire 2008

Richard A. Gephardt                            Director since 2005                               Age 65
Retired United States Congressman

Congressman Gephardt received a Bachelor of Science degree from Northwestern University and a Juris Doctor degree from the University of Michigan Law School. After serving as a Democratic committeeman and alderman in his native St. Louis, he was elected to the United States House of Representatives in 1976, representing Missouri's Third District. He was re-elected 13 times. While in the House, Congressman Gephardt served on the Budget Committee and on the Ways and Means Committee. He was elected Chairman of the House Democratic Caucus in 1984; and he served as majority leader from 1989 to 1994. In 1994 he was elected House Democratic Leader, the top Democratic leadership position in the House. He served as minority leader from 1995 to 2003. After deciding not to seek re-election, Congressman Gephardt retired from the House on January 3, 2005. Congressman Gephardt serves as a consultant to The Goldman Sachs Group, Inc. and as senior counsel to the law firm of DLA Piper Rudnick. He serves on the board of the St. Jude Children's Hospital.

Dan D. Sandman Director since 2001 Age 57
Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary
United States Steel Corporation

Mr. Sandman graduated from Ohio State University with a BA in 1970 and a law degree in 1973. He attended the Stanford Executive Program in 1989 and is a member of the Ohio and Pennsylvania bar associations. He began working for Marathon Oil Company in 1973 and served in a series of positions in the marketing, antitrust and oil & gas law areas in Findlay, Ohio; Houston, Texas; and London, England. In 1981 he was named senior marketing counsel, and he was promoted to general attorney, refining & marketing in 1983. Mr. Sandman was named general attorney, U.S. exploration & production law in February 1986 and elected general counsel and secretary of Marathon Oil Company later that year. He was elected secretary and assistant general counsel of USX Corporation in December 1992 and general counsel and secretary in February 1993. In 1998 he assumed responsibility for public affairs. Mr. Sandman was elected Vice Chairman and Chief Legal & Administrative Officer, General Counsel and Secretary of U. S. Steel effective December 31, 2001. In 2002 he assumed responsibility for governmental affairs and environmental affairs. Mr. Sandman has been a director of Roppe Corporation in Fostoria, Ohio since 1989.

Douglas C. Yearley                                Director since 2001                               Age 70
Chairman Emeritus, Phelps Dodge Corporation

Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May, 2000. He is a director of Marathon Oil Corporation, Lockheed Martin Corporation and Heidrick & Struggles International, Inc. He was a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York from 1993 to 2000, and Southern Peru Copper Corporation from 1991 to 2000. He is a member of the National Council of the World Wildlife Fund.

Proposal No. 2

Election of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (PwC) has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel since its creation in 2001 and served as the independent auditor of USX Corporation, which included the U. S. Steel Group, for many years. We believe that their knowledge of U. S. Steel's business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area. We expect representatives of PwC to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2005, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel's internal control over financial reporting as of December 31, 2005, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies. The Board recommends a vote for the election of PwC as our independent registered public accounting firm.

Audit & Finance Committee Report

Our committee has reviewed and discussed U. S. Steel's audited financial statements for the year ended December 31, 2005 with U. S. Steel's management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Statements on Auditing Standards No. 61, as amended by Statements No. 89 and No. 90 (Communication with Audit Committees). We also discussed with U. S. Steel's management (i) management's assessment of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2005 ("Management's Assessment"); (ii) PwC's opinion of Management's Assessment and (iii) PwC's opinion of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2005. We have received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with PwC its independence. Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Charles R. Lee, Chairman	Richard A. Gephardt
J. Gary Cooper	Frank J. Lucchino
Robert J. Darnall	Seth E. Schofield
John G. Drosdick	Douglas C. Yearley

Information Regarding the Independence of the Independent Registered Public Accounting Firm

The following table shows the fees paid to PwC for professional services for 2005 and 2004:

	(Dollars in thousands)
	2005	2004

Audit(1)	$4,763	$5,201
Audit-Related(2)	$368	$301
Tax(3)	$52	$177
All Other(4)	$9	$3
Total	$5,192	$5,682

(1)
Audit fees were for the audit of U. S. Steel's annual financial statements, internal control attestations required under the Sarbanes-Oxley Act, statutory and regulatory audits, and the issuance of comfort letters and consents.

(2)
Audit-related fees were for employee benefit plan audits and procedures required by agreement or government agencies.

(3)
Tax fees were for tax advice related to transactions, inventories, and interpretations of law; and local, state, federal and international tax compliance services.

(4)
All other fees related to a web-based accounting research tool and in 2005 included purchase of a survey report.

Pre-Approval Policy

The Audit & Finance Committee (the "Committee") has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Committee meetings. In 2004 and 2005 all of the above services were pre-approved by the Committee in accordance with this pre-approval policy.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known to U. S. Steel to beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

U. S. Steel Common Stock	Legg Mason Funds Management, Inc.; Legg Mason Capital Management, Inc.; LMM LLC; and Legg Mason Focus Capital, Inc. (collectively "Legg Mason", filing as a group) 100 Light Street Baltimore, Maryland 21202	9,366,290(1)	8.26	(1)
U. S. Steel Common Stock	Jeffrey L. Gendell, individually and as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., and as managing member of Tontine Overseas Associates, L.L.C. 55 Railroad Avenue 3rd Floor Greenwich, Connecticut 06830	9,277,396(2)	8.18	(2)
(1)
Based on Schedule 13G dated February 14, 2006, which indicates that Legg Mason had sole voting power over no shares, shared voting power over 9,366,290 shares, sole dispositive power over no shares, and shared dispositive power over 9,366,290 shares.

(2)
Based on Schedule 13G/A dated February 10, 2006, which indicates that Jeffrey L. Gendell had sole voting power over 270,000 shares, shared voting power over 9,007,396 shares, sole dispositive power over 270,000 shares and shared dispositive power over 9,007,396 shares; that Tontine Management, L.L.C. had sole voting power over no shares, shared voting power over 5,618,323 shares, sole dispositive power over no shares and shared dispositive power over 5,618,323 shares; that Tontine Partners, L.P. had sole voting power over no shares, shared voting power over 5,618,323 shares, sole dispositive power over no shares and shared dispositive power over 5,618,323 shares; and that Tontine Overseas Associates, L.L.C. had sole voting power over no shares, shared voting power over 3,389,073 shares, sole dispositive power over no shares and shared dispositive power over 3,389,073 shares.

Security Ownership of Directors and Executive Officers

The Board has adopted stock ownership and retention requirements for executive management, and stock ownership requirements for non-employee directors. These requirements are part of our Corporate Governance Principles, which are available on our website (www.ussteel.com). Members of executive management are required to hold shares of the Corporation's common stock or other equity interests in specified amounts commensurate with their positions and salaries. For the CEO, the required minimum amount is a number of shares equal in value to five times the market reference point for his or her annual salary. For the members of the Executive Management Committee (the CEO and the executive officers reporting directly to him) other than the CEO, the required minimum amount is a number of shares equal in value to three times the market reference points for their annual salaries. For the other members of executive management, the required minimum amount is a number of shares equal in value to the market reference points for their annual salaries. Once such ownership amounts are reached, members of executive management are required to hold at least 25 percent of the shares realized through the exercise of stock options, grants of restricted shares and performance shares (after reduction for applicable exercise costs and taxes), until such executives are eligible for retirement and have obtained consent from the CEO to sell such shares. Non-employee directors are required to hold shares of the Corporation's common stock, which may include stock-based deferred compensation, at a level equal to two times the annual board retainer. Each executive officer and each director meets the applicable stock ownership and retention requirements.

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of January 31, 2006 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

Name	Shares

John J. Connelly (1)(2)	107,254
J. Gary Cooper (1)	1,065
Robert J. Darnall	3,000
John G. Drosdick	2,000
Richard A. Gephardt	2,000
John H. Goodish (1)(2)	226,502
Gretchen R. Haggerty (1)(2)	211,021
Charles R. Lee	1,200
Frank J. Lucchino	1,000
Dan D. Sandman (1)(2)	225,287
Seth E. Schofield (1)	1,176
John P. Surma (1)(2)	727,430
Douglas C. Yearley	1,000
All Directors and Executive Officers as a group (16 persons) (1)(2)(3)	1,713,506

(1)
Includes shares held under, or pursuant to, the U. S. Steel Savings Fund Plan, the U. S. Steel Dividend Reinvestment and Direct Stock Purchase Plan, the 2002 Stock Plan, and the 2005 Stock Incentive Plan.

(2)
Includes shares which may be acquired upon exercise of outstanding options as follows (all options other than those granted on May 24, 2005 were exercisable on January 31, 2006): Mr. Surma: 546,500; Mr. Sandman: 88,000; Mr. Goodish: 177,500; Mrs. Haggerty: 152,000; Mr. Connelly: 83,000; and all directors and executive officers as a group: 1,179,500.

(3)
Total shares beneficially owned in each case constitute less than one percent of the outstanding shares, and all directors and executive officers as a group owned 1.6 percent of the common stock.

The following table shows Common Stock Units credited under the United States Steel Corporation Deferred Compensation Plan for Non-Employee Directors:

Name	Common Stock Units

J. Gary Cooper	9,021
Robert J. Darnall	7,773
John G. Drosdick	7,302
Richard A. Gephardt	2,552
Charles R. Lee	16,243
Frank J. Lucchino	6,052
Seth E. Schofield	10,544
Douglas C. Yearley	10,502

Executive Compensation

The following table sets forth certain information concerning the compensation awarded to, earned by, or paid by U. S. Steel to Mr. Surma and to the other four most highly compensated current executive officers of U. S. Steel who were serving as executive officers at the end of 2005 for services rendered to U. S. Steel or its subsidiaries as executive officers during 2005, 2004 and 2003:

Summary Compensation Table

							Long-Term Compensation
	Annual Compensation
								Options/ SARs(3)
					Other Annual Compensation ($) (c)(1)		Restricted Stock Award(s) ($) (d)(2)			All Other Compensation ($) (f)(4)
Name and Principal Position		Salary ($) (a)		Bonus ($) (b)							Total Compensation ($) (a+b+c+d+e+f)
	Year							(#)	($) (e)

J. P. Surma	2005	883,340		1,750,000	6,028		1,247,688	146,500	2,140,365	78,425	6,105,846
Chairman of	2004	707,733		2,500,000	6,033		849,520	400,000	4,284,000	60,767	8,408,053
the Board	2003	633,337		900,000	6,684		521,269	300,000	1,764,000	342,881	4,168,171
(effective
February 1, 2006) and Chief Executive Officer

D. D. Sandman	2005	550,300		850,000	52,734		459,885	58,000	847,380	66,753	2,827,052
Vice Chairman	2004	540,300		1,000,000	2,084		227,550	150,000	1,606,500	59,878	3,436,312
and Chief	2003	525,006		550,000	3,594		57,919	150,000	882,000	33,131	2,051,650
Legal &
Administrative Officer, General Counsel and Secretary

J. H. Goodish	2005	514,336		900,000	81,592		799,800	71,000	1,037,310	54,199	3,387,237
Executive Vice	2004	380,625		1,050,000	2,876	**	151,700	150,000	1,606,500	40,926	3,232,627
President & Chief	2003	346,000	*	450,000	219,431	**	241,328	125,000	735,000	21,429	2,013,188
Operating Officer
* Includes foreign service premium.
** Allowances, reimbursements and tax settlements associated with foreign service.

G. R. Haggerty	2005	446,672		700,000	1,263		431,892	52,000	759,720	39,156	2,378,703
Executive Vice	2004	390,108		800,000	1,404		113,775	125,000	1,338,750	33,036	2,677,073
President & Chief	2003	366,674		400,000	1,510		164,103	125,000	735,000	22,686	1,689,973
Financial Officer

J. J. Connelly	2005	351,668		600,000	1,260		147,963	20,000	292,200	43,454	1,436,545
Senior Vice	2004	315,101		700,000	1,396		69,782	50,000	353,500	33,756	1,473,535
President -	2003	298,000		300,000	0		18,534	35,000	205,800	15,994	838,328
Strategic Planning & Business Development

(1)
For 2005 this column includes, for Messrs. Surma, Sandman, Goodish and Connelly and for Mrs. Haggerty, amounts reimbursed for the payment of taxes on imputed income for (a) tax preparation assistance and (b) corporate aircraft usage. Those amounts were (a) $1,263, $1,263, $1,260, $1,260 and $1,263, respectively, for the former and (b) $4,765 for Mr. Surma and $1,334 for Mr. Sandman for the latter. This column also includes (a) for Mr. Sandman, $50,137 in incremental cost to the Corporation in 2005 for the following perquisites: club memberships, personal use of corporate aircraft, financial planning and tax preparation assistance, a parking space, and local transportation services. Club memberships accounted for $17,810, and aircraft usage $15,879, of that amount; and (b) for Mr. Goodish, $80,332 in incremental cost to the Corporation in 2005 for the following perquisites: club memberships, financial planning and tax preparation assistance, a parking space, personal use of corporate aircraft, and local transportation services. Club memberships accounted for $61,183 of that amount (including a one-time $50,000 initiation fee).

(2)
Grants of restricted stock under the U. S. Steel 2002 Stock Plan at the closing price of $39.99 on the date of grant. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock awards reported in the Summary Compensation Table and scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 2005, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation & Organization Committee Report on Executive Compensation beginning on page 29).

					Unvested Restricted Shares Aggregate Holdings
	Vesting Schedule for Restricted Stock
						Value as of December 31, 2005($)*
Name	Date Granted	May 2006 (Shares)	May 2007 (Shares)	May 2008 (Shares)	Shares

J. P. Surma	May 24, 2005	14,200			14,200	682,594
	May 24, 2005		8,500	8,500	17,000	817,190

D. D. Sandman	May 24, 2005	5,500			5,500	264,385
	May 24, 2005		3,000	3,000	6,000	288,420

J. H. Goodish	May 24, 2005	7,000			7,000	336,490
	May 24, 2005		6,500	6,500	13,000	624,910

G. R. Haggerty	May 24, 2005	4,800			4,800	230,736
	May 24, 2005		3,000	3,000	6,000	288,420

J. J. Connelly	May 24, 2005	1,500			1,500	72,105
	May 24, 2005		1,100	1,100	2,200	105,754

*
Based on a value of $48.07 per share.

(3)
Only the 2003 option shares were granted with tandem stock appreciation rights ("SARs"). Grant-date value is based upon the Black-Scholes option pricing model described on page 27.

(4)
This column includes amounts contributed by U. S. Steel under the U. S. Steel Savings Fund Plan and the related supplemental savings plans. Such amounts for 2005 were $53,000 for Mr. Surma, $33,018 for Mr. Sandman, $30,860 for Mr. Goodish, $26,800 for Mrs. Haggerty and $20,263 for Mr. Connelly. Also included are amounts representing the cost of universal life insurance protection provided by U. S. Steel. Such amounts for 2005 were $25,425 for Mr. Surma, $33,735 for Mr. Sandman, $23,339 for Mr. Goodish, $12,356 for Mrs. Haggerty, and $23,191 for Mr. Connelly.

2005 Option Grants

The following table sets forth certain information concerning options granted during 2005 to each executive officer named in the Summary Compensation Table:

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise or Base Price per Share ($)
				Expiration Date				Grant Date Value ($)(3)
Name or Group					0%	5%	10%

J. P. Surma	146,500	16.8%	40.37	May 24, 2013	0	2,823,773	6,763,422	2,140,365
D. D. Sandman	58,000	6.7%	40.37	May 24, 2013	0	1,117,944	2,677,669	847,380
J. H. Goodish	71,000	8.2%	40.37	May 24, 2013	0	1,368,518	3,277,836	1,037,310
G. R. Haggerty	52,000	6.0%	40.37	May 24, 2013	0	1,002,295	2,400,668	759,720
J. J. Connelly	20,000	2.3%	40.37	May 24, 2013	0	385,498	923,334	292,200

All Stockholders	N/A	N/A	40.37	May 24, 2013	0	2,097,166,501	5,023,074,398	N/A

All Optionees	870,600	100.0%	40.37	May 24, 2013	0	16,780,728	40,192,729	12,719,466

Optionees' Gain as % of All Stockholders' Gain	N/A	N/A	40.37	May 24, 2013	0	0.8%	0.8%	N/A

(1)
All options will be exercisable on May 24, 2006.

(2)
Indicates percentage of total option shares granted.

(3)
Grant date values are based upon the Black-Scholes option pricing model, as described in Footnote 1 to the financial statements included in our 2005 Annual Report on Form 10-K. The grant date values were determined based upon the following assumptions:

	2005	2004	2003
Expected volatility	44%	44%	46%
Risk free interest rate	3.7%	3.3%	2.3%
Expected annual dividends per share	$0.40	$0.20	$0.20
Expected term (years)	4	4	5
Weighted Average Black-Scholes value	$14.61	$10.71	$5.88

  These amounts appear in the Summary Compensation Table on page 25 of this proxy statement under the heading "Options/SARs". The Compensation & Organization Committee also considered alternate Black-Scholes per share values developed by their consultant to facilitate comparative and peer group measurements.

Option Exercises and Year-End Values

The following table sets forth certain information concerning options to purchase common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 2005 together with the total number of options and SARs outstanding at December 31, 2005 and the value of such options and SARs.

Aggregated 2005 Option/SAR Exercises
and
December 31, 2005 Option/SAR Values

Name	No. of Shares Underlying Options/SARs Exercised		Total Value Realized ($)	No. of Securities Underlying Unexercised Options/SARs at December 31, 2005 Exercisable/ unexercisable	Total Value of Unexercised In-The-Money Options/SARs at December 31, 2005 ($) Exercisable/ unexercisable

J. P. Surma	100,000	*	3,377,500	400,000/146,500	7,456,000/1,144,165
D. D. Sandman	139,600	*	2,069,497	30,000/58,000	559,200/452,980
J. H. Goodish	50,000		773,684	106,500/71,000	1,950,685/554,510
G. R. Haggerty	88,460	*	1,598,343	100,000/52,000	1,864,000/406,120
J. J. Connelly	29,400	*	556,589	63,000*/20,000	1,073,683/156,200

*
Includes options with tandem SARs.

Section 16(a) Beneficial Ownership Reporting Compliance

No U. S. Steel director or officer or other person subject to Section 16 of the Securities Exchange Act of 1934 failed in 2005 to file on a timely basis any reports required by Section 16(a) of such act.

Compensation & Organization Committee Report on Executive Compensation

The Compensation & Organization Committee (the "Committee") of U. S. Steel sets policies and administers programs on executive compensation. When action should be taken on a specific compensation item, we either make a recommendation to the U. S. Steel Board or a subsidiary company board or take action on our own, whichever is appropriate. The Committee reports to the Board all actions that do not require the Board's approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors considered by the Committee in making decisions with respect to the compensation of U. S. Steel executive officers, including the officers named in the Summary Compensation Table. In 2005 the Corporation implemented a new compensation strategy for all domestic, non-represented employees. The centerpiece of this strategy is a new compensation program that more closely links pay to performance, provides market-driven pay opportunities, and modernizes the Corporation's compensation approach to reflect the Corporation's leaner and flatter organization. The primary driver of this program is return on capital employed. New short- and long-term incentive plans approved by shareholders in 2005 will be effective for 2006 compensation purposes.

Compensation programs for U. S. Steel's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:

  •
  Salary

  •
  Short-term incentive awards (bonuses) and

  •
  Long-term incentive awards (stock options and restricted stock).

For each of the above elements of compensation, the Committee exercises its discretion in the subjective consideration of the factors described below and within the limitations of the various plans.

The Board adopted a requirement that members of executive management hold shares of U. S. Steel common stock in specified amounts commensurate with their positions and salaries. (See page 23.) In 2005 the Committee adopted stock retention guidelines which, in addition to the stock ownership guidelines adopted in 2004, mandate ownership until retirement or termination of a specific percentage of shares (after tax) on all new equity grants. The Committee believes the combination of stock ownership and retention guidelines ensures that executives retain significant levels of ownership in the Corporation.

Salary

Salary administration at U. S. Steel begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary level with an associated salary range. The two major objectives in developing salary structures and assigning levels are to maintain:

(1)
external competitiveness—the midpoint of the salary range for each position aligns with the market median for similar positions at comparable companies and

(2)
internal equity—each position's level in the unit's hierarchy of positions accurately reflects its relative "internal value".

The data used in developing and adjusting salary structures are obtained from surveys and proxy disclosures coordinated by an independent consultant engaged by the Committee.

The Committee makes decisions on salary adjustments giving the highest weighting to performance; but other factors are also considered such as contribution, accountability and experience. Unless the Committee values a position more than other companies value the position, once an executive officer's salary passes the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the market median, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of salary reviews and related actions taken by the Committee.

Short-Term Incentive Awards

U. S. Steel's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. Through 2005, the Committee has made bonus awards under the Annual Incentive Compensation Plan, as well as under the Senior Executive Officer Annual Incentive Compensation Plan, the latter of which was developed specifically to retain the Corporation's tax deduction for awards made to the officers named in the Summary Compensation Table and which was approved by the stockholders of USX Corporation ("USX") and the U. S. Steel Group on October 25, 2001. A new 2005 Annual Incentive Compensation Plan was approved by the stockholders on April 26, 2005. This new plan will replace the Senior Executive Officer Annual Incentive Compensation Plan and the Annual Incentive Compensation Plan, and it is designed to retain tax deductibility for short-term incentive awards. The new plan will be in effect for the 2006 performance period and will contain performance measures aligned with the Corporation's business strategy and performance goals applicable to all employees.

Senior Executive Officer Annual Incentive Compensation Plan

This plan provides for awards based on pre-established performance measures specifically related to income from operations, steel shipments, worker safety, workforce diversity, environmental emissions improvements and common stock performance. For each performance measure, the applicable portion of the bonus is awarded only if performance reaches the minimum, or threshold, level that is established annually for that measure.

The Committee certified in writing prior to payment of awards for the year 2005 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the Senior Executive Officer Annual Incentive Compensation Plan were satisfied. This plan is no longer in effect following the 2005 performance period.

Annual Incentive Compensation Plan

The Committee also administers the Annual Incentive Compensation Plan under which other executive officers participate. It makes awards based on performance period comparisons with the current business plan, with performance in prior years and with peer groups on the basis of such financial measures as income from operations, income per ton shipped, cash flow and return on capital employed, as measured for incentive compensation purposes, as well as individual objectives. In addition, non-financial measures, such as safety performance (compared with the prior year's industry average) and environmental and workforce diversity performance are considered. In determining awards under this plan, consideration is also given to the absolute levels of income and cash flow. When making awards to executive officers under this plan, the Committee gives such weight to the various factors as it deems appropriate.

Based on consideration of overall performance and/or other factors, the Committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above discussed plans. Such plans are no longer in effect following the 2005 performance period.

Long-Term Incentive Awards

Long-term incentive awards are of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as U. S. Steel stockholders, receive. The USX and the U. S. Steel Group stockholders approved the 2002 Stock Plan on October 25, 2001. We administer this plan, under which we may grant (1) stock options, (2) stock appreciation rights (although no stock appreciation rights have been granted since 2003 nor will any be granted in the future) and/or (3) restricted stock. Our stock options and restricted stock meet the requirements for deductibility under the tax laws.

The U. S. Steel stockholders approved the 2005 Stock Incentive Plan on April 26, 2005. A new long-term incentive program under the 2005 Stock Incentive Plan will be in effect for performance periods beginning in 2006. The new program represents a new, market-driven design for U. S. Steel's long-term incentive awards which is based on a market median long-term incentive multiple of the market median base salary for each position. With this as a basis, total long-term incentive value will be distributed equally among three equity vehicles—stock options, restricted stock and performance shares.

Stock Option Grants

The Committee granted stock options in May 2005 under the amended 2002 Stock Plan, the final such grant under the 2002 Plan. These grants were substantially lower in grant-date value and share number when compared to prior years, reflecting the substantial increase in our share price and to continue the transition to a more market-based long-term incentive plan approach in 2006.

Restricted Stock Grants

The Committee established, for each recipient, an annual target level of restricted stock based on the same factors as those considered in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares vests each year if performance is at the target level. The Committee vests restricted stock at levels higher or lower than annual targets, depending upon performance.

A major grant was made in 2000 by the USX Committee to cover the five-year performance period ending with 2004. Prior to 2005, we made interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, vesting decisions have been based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

Vesting of restricted stock shares is based on pre-established performance measures specifically related to the responsibilities of plan participants. We can vest a portion of the annual target shares only if performance reaches the minimum, or threshold, level established for that period. After vesting, executive officers are expected to hold their shares consistent with the share ownership and retention guidelines for the respective executive officer's level within the Corporation.

In May 2005, the three-year (2002-2004) average performance of U. S. Steel was compared by the Committee with that of competitors for the measures shown below. This comparison has provided the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on overall performance and/or other factors considered relevant by the Committee.

Performance measures considered in connection with the vesting of restricted stock grants are:

  •
  Income from operations as a percent of capital employed

  •
  Income from operations per ton shipped

  •
  Operating cash flow as a percent of capital employed

  •
  Safety Performance

Prior to the vesting of restricted stock shares in the year 2005, the Committee certified in writing that the pre-established applicable performance levels required under the 2002 Stock Plan were satisfied. The 2005 vesting was the final vesting of the restricted stock grant made in 2000.

The Committee also awarded performance restricted stock in May 2005 with vesting determined 100% in 2006 and a one-time transition grant of performance restricted stock for which vesting will be determined 50% in 2007 and 50% in 2008. The objective of the transition grant is to promote retention due to the extended vesting provisions of the new 2006 long-term incentive plan.

Severance Agreements

We authorized the review of our severance agreements in light of a revision to the tax laws (Jobs Creation Act of 2004) and in relation to current market practices. We recommended that the Corporation's Board replace the form of agreement currently in use with a revised severance agreement to better reflect current market practices and to comply with the requirements of the Jobs Creation Act of 2004. All persons who were parties with the Corporation to the previous form of severance agreement executed the new form of agreement, which effectively terminated the previous agreements. In addition to the severance agreements, provisions in the administrative regulations to our stock plans require accelerated vesting of all prior grants under such plans in the event of a change in control.

*  *  *  *  *  *

The Committee periodically compares data on long-term incentive grants made at other companies with those made at U. S. Steel. Our objective in making grants under the 2002 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at U. S. Steel is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded. In response to the SEC's proposed expanded executive compensation disclosure requirements, the Committee reviewed a sample form of a tally sheet which may be used for future disclosure purposes.

In addition to the compensation comparisons described above, the Committee annually compares the salary, bonus and long-term incentive payouts for the CEO and U. S. Steel's other top officers with the same elements for similar positions at comparable companies. Mr. Surma's compensation reflects the same elements and factors discussed above. Having determined that the requisite performance criteria had been satisfied, the Committee vested 46,000 shares of Mr. Surma's restricted stock in May of 2005. Such vesting was the final vesting of restricted stock grants made prior to 2005. Also in May 2005, he received a grant of 146,500 stock options and two grants of restricted stock—one grant of 14,200 shares and another grant of 17,000 shares. Both grants are dependent upon the Corporation's 2005 performance and his continued employment on the relevant vesting determination dates. The 14,200 shares will be available for vesting in May 2006, and 8,500 shares of the 17,000 shares will be available for vesting in each of May 2007 and May 2008. Following a market study of CEO compensation, Mr. Surma's salary was increased to an annual rate of $925,000 in May 2005, an increase of $125,000. In 2006, he was awarded a bonus of $1,750,000 based upon the Corporation's 2005 performance.

Under Mr. Surma's tenure as President & Chief Executive Officer since October 2004, the Corporation has substantially improved its safety record and reported for 2005 its second highest level of income from operations, exceeded only by the Corporation's 2004 performance, which was the best in its history.

Effective February 1, 2006, Mr. Surma was elected Chairman of the Board after a smooth transition period from the prior Chairman. Mr. Surma has been recognized as a respected leader in the global steel industry with a clear vision for the future.

Seth E. Schofield

Robert J. Darnall

Charles R. Lee

Douglas C. Yearley

Shareholder Return Performance Presentation

The line graph below compares the yearly change in cumulative total stockholder return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the S&P Steel Index. The S&P Steel Index is made up of U. S. Steel, Nucor Corporation, Allegheny Technologies Incorporated and Worthington Industries, Inc.

Comparison of Cumulative Total Return(1)
on $100 Invested in U. S. Steel Stock on December 31, 2000
vs.
S&P 500 Index and S&P Steel Index

(1)
Total return assumes reinvestment of dividends.

Pension Benefits

The United States Steel Corporation Plan for Employee Pension Benefits ("Steel Pension Plan") is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the Steel Pension Plan. Directors who have not been employees of U. S. Steel do not receive any benefits under the Steel Pension Plan. In order to comply with the limitations prescribed by the Internal Revenue Code (the "Code"), pension benefits are paid directly by U. S. Steel when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans. The following table shows the annual final earnings pension benefits which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of eligible earnings and years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average monthly earnings in the five consecutive years of the ten years prior to retirement in which earnings are highest. The benefits are not subject to any deduction for Social Security or other offset amounts. Years of service include service accrued as an employee of Marathon Oil Company (a formerly affiliated company), its subsidiaries and joint ventures ("Marathon"), and earnings for purposes of determining average monthly earnings include salary earned as an employee of Marathon. As of December 31, 2005, Messrs. Surma, Sandman, Goodish and Connelly, and Mrs. Haggerty, had 8, 32, 35, 34 and 29 years of service, respectively.

Average Eligible Earnings for Highest Five Consecutive Years in Ten- Year Period Preceding Retirement
	Table of Pension Benefits Final Earnings Pension Benefits Annual Benefits for Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years

$ 100,000	17,325	23,100	28,875	34,650	40,950	47,250	53,550
300,000	51,975	69,300	86,625	103,950	122,850	141,750	160,650
500,000	86,625	115,500	144,375	173,250	204,750	236,250	267,750
700,000	121,275	161,700	202,125	242,550	286,650	330,750	374,850
900,000	155,925	207,900	259,875	311,850	368,550	425,250	481,950
1,100,000	190,575	254,100	317,625	381,150	450,450	519,750	589,050
1,300,000	225,225	300,300	375,375	450,450	532,350	614,250	696,150
1,500,000	259,875	346,500	433,125	519,750	614,250	708,750	803,250

The annual career earnings pension is equal to one percent of total career earnings plus a 30 percent supplement. Total career earnings include salary earned as an employee of Marathon. The estimated annual career earnings benefit payable at normal retirement age 65, assuming no increase in annual earnings, will be $215,515 for Mr. Surma, $140,962 for Mr. Sandman, $110,317 for Mr. Goodish, $148,881 for Mrs. Haggerty and $81,483 for Mr. Connelly. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary (which includes any foreign service premium) as reflected in the Summary Compensation Table.

Pensions payable under the Steel Pension Plan to participants with Marathon service include service and earnings that are also used in the calculation of benefits payable under the defined benefit pension plans sponsored by Marathon ("Marathon Pension Plans"); therefore, the Steel Pension Plan benefits for such participants are reduced by their Marathon Pension Plan benefits. Because Messrs. Surma and Sandman have earned benefits under the Marathon Pension Plans, their U. S. Steel pension benefits will be reduced by their estimated annual Marathon pensions which are estimated at age 65 (assuming no increase in annual earnings) as $156,001 and $409,894, respectively. However the pension payable under the Steel Pension Plan cannot be reduced below the amount calculated with only U. S. Steel service and earnings.

In addition to the pension benefits described above, Messrs. Surma, Sandman, Goodish and Connelly, and Mrs. Haggerty, participate in the United States Steel Corporation Executive Management Supplemental Pension Program ("Supplemental Pension Program") which entitles them, upon retirement after age 60, or before age 60 with U. S. Steel's consent, to the benefits shown in the table below. The benefits are based on a formula of a specific percentage, determined by years of U. S. Steel service, of the average of the three highest annual bonuses paid under the applicable incentive compensation plans in the ten years prior to retirement. The three most recent bonuses are reported in the Summary Compensation Table. The following table shows the annual supplemental pension which would be payable for retirement at age 65 (or earlier under certain circumstances) with the various levels of average annual bonus and years of service shown. Benefits will be paid as an actuarially determined lump sum in lieu of monthly supplemental pension benefits.

Average Annual Bonus for Three Highest Years in Ten-Year Period Preceding Retirement	Supplemental Pension Benefits Annual Benefits for Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years

$ 100,000	23,100	30,800	38,500	46,200	53,900	61,600	69,300
300,000	69,300	92,400	115,500	138,600	161,700	184,800	207,900
500,000	115,500	154,000	192,500	231,000	269,500	308,000	346,500
700,000	161,700	215,600	269,500	323,400	377,300	431,200	485,100
900,000	207,900	277,200	346,500	415,800	485,100	554,400	623,700
1,100,000	254,100	338,800	423,500	508,200	592,900	677,600	762,300
1,300,000	300,000	400,400	500,500	600,600	700,700	800,800	900,900
1,500,000	346,500	462,200	577,500	693,000	808,500	924,000	1,039,500
1,700,000	392,700	523,600	654,500	785,400	916,300	1,047,200	1,178,100
1,900,000	438,900	585,200	731,500	877,800	1,024,100	1,170,400	1,316,700
2,100,000	485,100	646,800	808,500	970,200	1,131,900	1,293,600	1,455,300
2,300,000	531,300	708,400	885,500	1,062,600	1,239,700	1,416,800	1,593,900
2,500,000	577,500	770,000	962,500	1,155,000	1,347,500	1,540,000	1,732,500
3,000,000	693,000	924,000	1,155,000	1,386,000	1,617,000	1,848,000	2,079,000

When Mr. Surma joined USX and Marathon in 1997 he was provided certain pension benefits, the obligation for which U. S. Steel has partially assumed. The benefits assumed by U. S. Steel consist of the difference between (1) Mr. Surma's pension under the Steel Pension Plan and Supplemental Pension Program determined by increasing the service Mr. Surma actually accrues under such plans by (a) 15 years for the purpose of computing his benefit eligibility and vesting and (b) a number of years equal to the product of 15 multiplied by the ratio of his actual accrued service under the Steel Pension Plan to his actual accrued service under both the Steel and Marathon Pension Plans for the purpose of calculating his pension benefits, and (2) his pension benefits under the Steel Pension Plan and the Supplemental Pension Program determined with his actual accrued service. The pension benefits so calculated will be paid to Mr. Surma by Marathon and U.S. Steel upon his retirement or, in the event of his death before retirement, to his surviving spouse or, if there is no surviving spouse, to his estate.

U. S. Steel has entered into a retention agreement with Mr. Sandman which provides enhanced pension benefits in return for his continued employment. If Mr. Sandman continues his employment through 2006, the Corporation will provide a pension upon his retirement equal to the difference between (1) his Steel Pension Plan benefits calculated with his actual service and age at retirement each increased by three years, a $4,800 annual social security supplement payable to the earlier of death or age 62, a lump sum distribution of these pension benefits calculated with the more favorable of the interest and mortality factors applicable to December 31, 2001 retirements or such factors applicable to his actual retirement date, and (2) his Steel Pension Plan benefits at his retirement. In addition he will have the Corporation's consent to retire with respect to the Supplemental Pension Program. Should Mr. Sandman die prior to retirement, the enhanced pension would be paid to his surviving spouse or survivor.

Change in Control Arrangements
and Employment Contracts

We believe that if a change in control of U. S. Steel appeared possible our officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements, as discussed in the Compensation & Organization Committee Report on Executive Compensation beginning on page 29, with each of our officers that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:

•
a lump sum payment of up to three times salary plus bonus;

•
life and health insurance benefits for up to three years;

•
three years of additional credit towards eligibility for retiree medical and life insurance;

•
a lump sum payment equal to the difference between amounts payable under the U. S. Steel pension plans and the amounts that would be payable if the officer worked three additional years;

•
a lump sum payment of any unvested amounts under U. S. Steel's savings and thrift plans;

•
additional payments sufficient to compensate for certain federal excise taxes; and

•
outplacement services.

Each agreement has a term of approximately two years and is automatically extended by one year each September unless we notify the officer prior to then that we do not want it to be extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is generally summarized as follows. It includes any change in control required to be reported in response to Item 6 (e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

•
any person not affiliated with U. S. Steel (other than a 13G filer) acquires 20 percent or more of the voting power of our outstanding securities,

•
the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner,

•
U. S. Steel merges with another company except (1) a merger following which U. S. Steel maintains at least a majority of the continuing directors and (2) a merger involving a division, business unit or subsidiary,

•
our stockholders approve a plan of complete liquidation of U. S. Steel, or

•
we sell all or substantially all of U. S. Steel's assets, except a sale to an entity that is owned more than 50% by all or substantially all of the same shareholders of the Corporation immediately prior to such sale.

USX Corporation entered into agreements with Mr. Surma and Mr. Sandman in consideration for their agreeing to serve as vice chairmen of U. S. Steel. The agreement with Mr. Surma calls for U. S. Steel, Marathon, Marathon Ashland Petroleum LLC ("MAP") and Speedway SuperAmerica LLC ("SSA") to provide certain non-qualified benefit supplements in addition to the pension and savings benefits and non-qualified deferred compensation to which he is otherwise entitled. Mr. Surma's pension benefit supplements payable by U. S. Steel are described on page 36. Marathon will provide such supplements to the extent, if any, that they are not provided by U. S. Steel. In addition to the pension enhancements, 15 years will be added to his actual U. S. Steel service solely for the purpose of determining vesting and eligibility for company contributions under the U. S. Steel Supplemental Thrift Program. The agreement with Mr. Sandman calls for U. S. Steel to provide enhanced pension benefits to Mr. Sandman if he remains employed by U. S. Steel at least through 2006. These benefits are described on page 36.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Shareholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel shareholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any shareholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may call us toll-free at 1-866-433-4801 or write to us at U. S. Steel Shareholder Services, Room 611, 600 Grant Street, Pittsburgh, PA 15219-2800. Shareholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, annual and quarterly reports on Forms 10-K and 10-Q, and this proxy statement are available on our website, www.ussteel.com, and are also available in print to any shareholder who requests them. By providing these documents we do not intend to incorporate the contents of the website into this document.

By order of the Board of Directors,

Dan D. Sandman

Secretary

March 10, 2006

Appendix A
Audit & Finance Committee Charter

Purpose

The purpose of the Audit & Finance Committee (the "Committee") shall be to

1)
assist the Board in oversight of

a)
the integrity of the Corporation's financial statements,

b)
the Corporation's compliance with legal and regulatory requirements,

c)
the independent auditor's qualifications and independence, and

d)
the performance of the Corporation's internal audit function and of the independent auditor;

2)
prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement; and

3)
be directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation's independent auditor, who shall report directly to the Committee, and have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor.

Membership

To the extent practicable, all eligible (i.e. financially literate) independent directors shall be members of the Committee. In addition, the Committee shall include among its members and designate at least one audit committee financial expert. No director who serves on the audit committees of more than two other public companies may serve on the Committee unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Committee. Such determinations will be disclosed in the proxy statement.

Action By Full Board

Occasionally the full Board may act on items within the scope of the Committee's charter that relate to matters not set apart for audit committees by applicable law or stock exchange listing standards, e.g. certain financing matters.

Duties and Responsibilities

The duties and responsibilities of the Committee shall be:

1)
With respect to Financial Reporting:

a)
The Committee will discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under "Management's Discussion and Analysis". The Committee will review and approve the annual financial statements, the annual report to stockholders and the Form 10-K annual report giving special consideration in such review to any material changes in accounting policy. The Committee will report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements.

  b)
  The Committee will discuss earnings press releases, and the type and presentation of information to be included in earnings press releases (paying particular attention to any use of pro forma, or "adjusted" non-GAAP, information). The Committee will also discuss financial information and earnings guidance (if any) provided to analysts and rating agencies, which discussions may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

  c)
  The Committee will review significant accounting, auditing, and Securities and Exchange Commission pronouncements.

  d)
  While the fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditor, the Committee will review:

  i)
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

  ii)
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  iii)
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

2)
With respect to Internal Control:

a)
The Committee will review management's quarterly report evaluating internal control over financial reporting to determine that the Corporation's administrative, operational and internal accounting controls have been periodically reviewed and examined to determine whether the Corporation is operating in accordance with its prescribed procedures and codes of conduct, whether there are any significant deficiencies or material weaknesses in internal controls, and whether there has been any fraud by persons significantly involved in internal control matters.

b)
Review with management and the independent auditors their separate examinations and assessments of the Corporation's internal controls over financial reporting (including information systems controls and security), and any related significant findings and recommendations together with management's responses.

3)
With respect to Compliance:

a)
The Committee will oversee and review the adequacy of procedures that have been established by the Committee for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters.

b)
The Committee will receive and review reports from management concerning compliance with corporate policies dealing with business conduct.

c)
The Committee will review significant legal and regulatory matters that may impact the Corporation, and will report regularly to the Board and review with the Board any issues that arise with respect to the Corporation's compliance with legal or regulatory requirements.

  d)
  The Committee will annually review the business expense reporting of the officers of the Corporation.

4)
With respect to the Independent Auditor:

a)
The Committee will be directly responsible for the appointment (subject to shareholder election), compensation, retention, and oversight of the work of the Corporation's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), while possessing the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditor.

b)
At least annually, the Committee will obtain and review:

(i)
a report by the independent auditor describing: the independent auditing firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(ii)
the independence letter issued by the independent auditor under Independence Standards Board Standard No. 1, and will actively engage in a dialogue with the independent auditor with respect to any relationships disclosed in that letter;

    all of which will put the Committee in a position to evaluate the auditor's qualifications, performance and independence, which evaluation shall include the review and evaluation of the lead partner of the independent auditor and take into account the opinions of management and the Corporation's internal auditors, and which shall also include consideration of whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself and not just the regular rotation of the lead audit partner as required by law. The Committee will report regularly to the Board and review with the Board any issues with respect to the qualifications, performance, and independence of the independent auditor.

  c)
  The Committee will meet periodically and separately with the independent auditor in executive session (without management present) to discuss any audit issues and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. It is the Committee's responsibility to resolve such disagreements regarding financial reporting practices.

  d)
  The Committee shall oversee and review the adequacy of hiring policies that have been established by the Committee for employees or former employees of the independent auditor, taking into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit.

  e)
  The Committee will continually explore ways to improve its working relationship with the independent auditor, including processes that permit informal discussion of accounting treatments well in advance of reporting deadlines.

5)
With respect to Internal Audit:

a)
The Committee will have functional responsibility for the Director—Audit Division with administrative oversight by the Executive Vice President & Chief Financial Officer.

b)
The Committee will meet periodically and separately in executive session (without the Independent Auditor or other members of management present) with the Director—Audit Division to review the responsibilities, budget and staffing of the Corporation's internal audit function and any concerns the Director may have.

c)
The Committee will review with internal audit its annual audit plan, provide direction to the internal audit staff, and review its activities.

d)
The Committee will review the appointment and performance of the Director—Audit Division and report regularly to the Board and review with the Board the performance of the Audit Division.

6)
With respect to Finance:

a)
The Committee will review and discuss the appropriate capital structure and financial policies of the Corporation.

b)
The Committee will make recommendations to the Board concerning dividends.

c)
The Committee will review and report to the Board concerning the Corporation's compliance with financial covenants and other terms of loans and other agreements.

d)
The Committee will, within the authority levels established by the Board, approve financings by the Corporation (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships, and joint ventures.

e)
The Committee will, within the authority levels established by the Board, authorize loans to outside entities, guarantees by the Corporation of the credit of others, and other uses of the Corporation's credit.

f)
The Committee will approve the Corporation's funding policy for its pension and other post-employment benefit plans.

g)
The Committee will review the performance of the United States Steel & Carnegie Pension Fund as investment manager and/or trustee of the Corporation's employee benefit plans.

h)
The Committee will receive reports and make recommendations to the Board on various financial matters.

7)
With respect to all Other Activities:

a)
The Committee will obtain advice and assistance from outside legal, accounting, or other advisors as the Committee deems necessary to carry out its duties.

b)
The Committee will discuss policies with respect to risk assessment and risk management, including:

i)
guidelines and policies to govern the process by which the assessment and management of the Corporation's exposure to risk is handled by senior management, and

ii)
the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures.

  c)
  At least annually, the Committee will meet with the General Counsel separately in executive session (without other members of management present).

  d)
  The Committee will meet separately with management as desired.

  e)
  The Committee will annually review a report outlining the activities undertaken by the Committee over the past year to meet the requirements of this charter.

  f)
  The Committee will inform management as to appropriate funding for payment of:

  i)
  compensation to the independent auditor,

  ii)
  compensation to any advisors employed by the Committee, and

  iii)
  ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  g)
  The Committee shall conduct an annual self-evaluation.

  h)
  The Committee shall review this charter during its first meeting of each calendar year.

Last reviewed and approved by the Board of Directors on January 31, 2006.

You may vote A) By completing the proxy card attached below and returning it in the enclosed envelope, or
2006 ANNUAL MEETING OF STOCKHOLDERS	B) By toll-free telephone call, or
ATTENDANCE CARD	C) On the Internet.

(SHAREHOLDER NAME)	TO VOTE BY TELEPHONE OR INTERNET USE THE
INFORMATION PROVIDED BELOW.
You are invited to attend the Annual Meeting of Stockholders on April 25,
2006. The Meeting will be held in Room 1000, Tenth Floor, Two Mellon	VOTING#
Bank Center, 501 Grant Street, Pittsburgh, PA 15219 at 10:00 AM Eastern
Time. Use of this attendance card is for our mutual convenience and your	BY TELEPHONE	BY INTERNET
right to attend the meeting without this attendance card is not affected upon	Toll-free 1-888-216-1303	https://www.proxyvotenow.com/uss
presentation of identification.

Attached below is your 2006 Proxy Card.	Have this card available when you call or visit the Internet site and follow the prompts.
Dan D. Sandman
Secretary	Voting is available 24 hours a day, 7 days a week. Votes will not be processed after 6:00 AM on April 25, 2006.
For the personal use of the named stockholder(s) – not transferable.
Please present this card at registration desk upon arrival.	Do NOT return the proxy card if you have voted by telephone or Internet.

The undersigned hereby appoint(s) John P. Surma and Dan D. Sandman, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 25, 2006 and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

Proposals of the Board of Directors —       The directors recommend a vote “FOR”

Proposal No. 1-Election of directors-Nominees: (01) J. Gary Cooper, (02) Frank J. Lucchino, (03) Seth E. Schofield, (04) John P. Suma	For all nominees —> ☐ (except all indicated)	WITHHOLD AUTHORITY —>☐ to vote for ALL nominees
(To withhold authority to vote for any individual nominee strike out that nominee’s name.)

Proposal No. 2-Election of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR —> ☐	AGAINST —> ☐	ABSTAIN —> ☐

CVOTING# 0000000-0000600-3000088895 8	Signature(s)

00001 P 0001 S0001	Dated	2006
**************AUTO**3-DIGIT 150	Please sign exactly as your name appears hereon,
(SHAREHOLDER NAME)	including representative capacity where applicable. Joint
(SHAREHOLDER ADDRESS)	owners should both sign.

This proxy is solicited by the Board of Directors and
represents your holdings of United States Steel
Corporation Common Stock. Unless otherwise marked,
the proxies will vote FOR Proposals 1 and 2.

QuickLinks

Notice of Annual Meeting of Stockholders on April 25, 2006
Proxy Statement
The Board of Directors and its Committees
Communications from Security Holders
Compensation of Directors
Transactions
Proposals of the Board
Audit & Finance Committee Report
Information Regarding the Independence of the Independent Registered Public Accounting Firm
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Executive Compensation
Option Exercises and Year-End Values
Compensation & Organization Committee Report on Executive Compensation
Shareholder Return Performance Presentation
Pension Benefits
Change in Control Arrangements and Employment Contracts
Appendix A Audit & Finance Committee Charter